Exhibit 99.1

GGP REPORTS FULL YEAR 2013 RESULTS

Same Store NOI Increases 6.0%; Company EBITDA Increases 4.3%

Company FFO per Share Increases 18.2%

Announces 2014 Guidance

Chicago, Illinois, February 3, 2014 – General Growth Properties, Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and twelve months ended December 31, 2013.

Financial Results

For the Three Months Ended December 31, 2013

Company Funds from Operations (“Company FFO”) per share increased 17.0% to $0.36 per diluted share from $0.31 per diluted share in the prior year period. Company FFO increased 11.3% to $347 million from $311 million in the prior year period.

Company Earnings Before Interest, Taxes, Depreciation and Amortization (“Company EBITDA”) increased 3.7% to $556 million from $536 million in the prior year period.

Comparable Net Operating Income (“Same Store NOI”) increased 6.2% to $582 million from $548 million in the prior year period.

Net income attributable to GGP, which is impacted primarily by depreciation expense, provisions for impairment and a gain from change in control of investment properties, was $77 million, or $0.07 per diluted share, as compared to $32 million, or $0.04 per diluted share, in the prior year period.

For the Twelve Months Ended December 31, 2013

Company FFO per share increased 18.2% to $1.16 per diluted share from $0.98 per diluted share in the prior year period. Company FFO increased 15.7% to $1,148 million from $992 million in the prior year period.

Company EBITDA increased 4.3% to $2,015 million from $1,932 million in the prior year period.

Same Store NOI increased 6.0% to $2,112 million from $1,993 million in the prior year period.

Net income attributable to GGP, which is impacted primarily by depreciation expense, a gain from change in control of investment properties and a non-cash accounting adjustment for outstanding warrants, was $303 million, or $0.31 per diluted share, as compared to a Net loss attributable to GGP of $481 million, or $0.52 loss per diluted share, in the prior year period.

Operational Highlights for the Regional Mall Portfolio

•      Tenant sales increased 3.6% to $564 per square foot on a trailing 12-month basis.

•      Mall leased percentage was 97.1% at quarter end, an increase of 100 basis points from December 31, 2012.

•      Initial rental rates for executed leases commencing in 2013 on a suite-to-suite basis increased 12.3%, or $7.05 per square foot, to $64.29 per square foot when compared to the rental rate for expiring leases.

Financing Activities

Property-Level Debt

During the three months ended December 31, 2013, the Company obtained $649 million ($592 million at share) of property-level debt with a weighted-average interest rate of 3.76% (3.79% at share) and weighted-average term-to-maturity of 7.5 years (7.7 years at share). The prior loans had a weighted-average interest rate of 5.00% (5.02% at share) and a remaining term-to-maturity of 2.3 years (2.1 years at share). The transactions generated approximately $167 million of net proceeds.

Investment Activities

Acquisitions

During the three months ended December 31, 2013, the Company acquired two properties for $315 million and land for development for $35 million.

Dispositions

During the three months ended December 31, 2013, the Company sold three malls for gross proceeds of $134 million.

Development

The Company has development and redevelopment activities totaling approximately $2.1 billion of which approximately $285 million has opened.

Guidance

Company FFO for the year ending December 31, 2014, is expected to be $1.27 to $1.31 per diluted share. Company FFO for the first quarter 2014 is expected to be $0.29 to $0.30 per diluted share.

The following table provides a reconciliation of the range of estimated diluted net income attributable to GGP per share to estimated FFO per diluted share and Company FFO per diluted share.

	For the year ending December 31, 2014		For the three months ending March 31, 2014
	Low End	High End	Low End	High End

Company FFO per diluted share	$1.27	$1.31	$0.29	$0.30
Adjustments (1)	(0.04)	(0.04)	(0.01)	(0.01)
FFO	1.23	1.27	0.28	0.29
Depreciation, including share of joint ventures	(0.91)	(0.91)	(0.22)	(0.22)
Net income attributable to common stockholders	0.32	0.36	0.06	0.07
Preferred stock dividends	0.02	0.02	-	-
Net income attributable to GGP	$0.34	$0.38	$0.06	$0.07

(1)          Includes impact of straight-line rent, above/below market rent, ground rent amortization and debt market rate adjustments.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions or capital markets activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO do not include real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

Investor Conference Call

On Tuesday, February 4, 2014, the Company will host a conference call at 9:00 a.m. CST (10:00 a.m. EST). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register.

For those unable to listen to the call live, a replay will be available for approximately two weeks after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 27702464.

Supplemental Information

The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumption, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to,  the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, retail and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at ggp.com.  From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com.  It is possible that the updates could include information deemed to be material information.  Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at ggp.com from time to time.

General Growth Properties, Inc.

General Growth Properties, Inc. is an S&P 500 company focused exclusively on owning, managing, leasing, and redeveloping high-quality retail properties throughout the United States. GGP’s portfolio is comprised of 120 retail properties in the United States comprising approximately 125 million square feet. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Investor Relations Contact:	Media Contact:
Kevin Berry	David Keating
VP Investor Relations	VP Corporate Communications
(312) 960-5529	(312) 960-6325
kevin.berry@ggp.com	david.keating@ggp.com

Non-GAAP Supplemental Financial Measures and Definitions

Net Operating Income (“NOI”) and Company NOI

The Company defines NOI as income from property operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses.  NOI has been reflected on a proportionate basis (at the Company’s ownership share).  Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.  The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of the Company’s properties.  Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, discontinued operations, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.

The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI certain non-cash and non-comparable items such as straight-line rent and intangible asset and liability amortization, which are a result of the Company’s acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance.  The Company presents Company NOI and Company FFO (as defined below), as management of the Company believes certain investors and other users of the Company’s financial information use them as measures of the Company’s historical operating performance.

Funds From Operations (“FFO”) and Company FFO

The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”).  The Company determines FFO to be its share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP.  As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.

The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry.  FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life.  Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.

As with the Company’s presentation of Company NOI, the Company also considers Company FFO to be a helpful supplemental measure of the operating performance for equity REITs because it excludes from FFO certain items that are non-cash and certain non-comparable items such as Company NOI adjustments, and FFO items such as FFO from discontinued operations related to the spin-off of Rouse Properties, Inc, mark-to-market adjustments on debt and gains on the extinguishment of debt, warrant liability adjustment, and interest expense on debt repaid or settled all which are a result of the Company’s acquisition accounting and other capital contribution or restructuring events.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The Company presents NOI and FFO as they are financial measures widely used in the REIT industry.  In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to NOI and Company NOI and a reconciliation of net loss attributable to GGP to FFO and Company FFO.  None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash available to fund cash needs.  In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.

FINANCIAL OVERVIEW Consolidated Statements of Operations (In thousands, except per share)

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Revenues:
Minimum rents	$414,870	$409,922	$1,588,883	$1,549,933
Tenant recoveries	184,610	176,077	723,634	700,914
Overage rents	28,659	35,413	56,212	69,756
Management fees and other corporate revenues	18,218	16,303	68,792	71,949
Other	35,006	26,045	89,866	74,286
Total revenues	681,363	663,760	2,527,387	2,466,838
Expenses:
Real estate taxes	64,212	52,957	243,941	219,139
Property maintenance costs	19,006	21,917	71,334	76,139
Marketing	8,155	11,662	26,214	33,263
Other property operating costs	84,952	88,506	352,466	361,345
Provision for doubtful accounts	571	1,373	4,068	4,017
Property management and other costs	41,432	40,641	164,777	159,600
General and administrative	14,658	7,602	49,237	39,120
Provisions for impairment	18,361	—	18,361	32,100
Depreciation and amortization	192,365	188,245	764,830	782,552
Total expenses	443,712	412,903	1,695,228	1,707,275
Operating income	237,651	250,857	832,159	759,563
Interest income	6,423	470	7,699	2,374
Interest expense	(176,351)	(206,342)	(736,560)	(794,550)
Loss on foreign currency	(7,312)	—	(7,312)	—
Warrant liability adjustment	—	(89,153)	(40,546)	(502,234)
Gains from changes in control of investment properties	—	—	219,784	18,547
Loss on extinguishment of debt	—	(15,007)	(36,479)	(15,007)
Income (loss) before income taxes, equity in income of Unconsolidated Real Estate Affiliates, discontinued operations, noncontrolling interests and preferred stock dividends	60,411	(59,175)	238,745	(531,307)
Benefit from (provision for) income taxes	891	(3,538)	(345)	(9,091)
Equity in income of Unconsolidated Real Estate Affiliates	17,754	15,135	58,919	54,984
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	9,189	23,358	9,837	23,358
Income (loss) from continuing operations	88,245	(24,220)	307,156	(462,056)
Discontinued operations:
(Loss) gain from discontinued operations, including gains (losses) on dispositions	(7,084)	9,120	(15,851)	(60,242)
Gain on extinguishment of debt	—	50,765	25,894	50,765
Discontinued operations, net	(7,084)	59,885	10,043	(9,477)
Net income (loss)	81,161	35,665	317,199	(471,533)
Allocation to noncontrolling interests	(3,964)	(3,464)	(14,671)	(9,700)
Net income (loss) attributable to GGP	77,197	32,201	302,528	(481,233)
Preferred stock dividends	(3,984)	—	(14,078)	—
Net income (loss) attributable to common stockholders	$73,213	$32,201	$288,450	$(481,233)
Basic Income (Loss) Per Share:
Continuing operations	$0.09	$(0.02)	$0.30	$(0.51)
Discontinued operations	(0.01)	0.06	0.01	(0.01)
Total basic income (loss) per share	$0.08	$0.04	$0.31	$(0.52)
Diluted Income (Loss) Per Share:
Continuing operations	$0.08	$(0.02)	$0.30	$(0.51)
Discontinued operations	(0.01)	0.06	0.01	(0.01)
Total diluted income (loss) per share	$0.07	$0.04	$0.31	$(0.52)

FINANCIAL OVERVIEW Consolidated Balance Sheets (In thousands)

	December 31, 2013	December 31, 2012
Assets:
Investment in real estate:
Land	$4,320,597	$4,278,471
Buildings and equipment	18,270,748	18,806,858
Less accumulated depreciation	(1,884,861)	(1,440,301)
Construction in progress	406,930	376,529
Net property and equipment	21,113,414	22,021,557
Investment in and loans to/from Unconsolidated Real Estate Affiliates	2,407,698	2,865,871
Net investment in real estate	23,521,112	24,887,428
Cash and cash equivalents	577,271	624,815
Accounts and notes receivable, net	478,899	260,860
Deferred expenses, net	189,452	179,837
Prepaid expenses and other assets	995,569	1,329,465
Total assets	$25,762,303	$27,282,405
Liabilities:
Mortgages, notes and loans payable	$15,672,437	$15,966,866
Investment in Unconsolidated Real Estate Affiliates	17,405	—
Accounts payable and accrued expenses	989,367	1,212,231
Dividend payable	134,476	103,749
Deferred tax liabilities	24,667	28,174
Tax indemnification liability	303,586	303,750
Junior Subordinated Notes	206,200	206,200
Warrant liability	—	1,488,196
Total liabilities	17,348,138	19,309,166
Redeemable noncontrolling interests:
Preferred	131,881	136,008
Common	97,021	132,211
Total redeemable noncontrolling interests	228,902	268,219
Equity:
Preferred stock	242,042	—
Stockholders’ equity	7,861,079	7,621,698
Noncontrolling interests in consolidated real estate affiliates	82,142	83,322
Total equity	8,185,263	7,705,020
Total liabilities and equity	$25,762,303	$27,282,405

PROPORTIONATE FINANCIAL STATEMENTS Company NOI, EBITDA and FFO For the Three Months Ended December 31, 2013 and 2012 (In thousands)

	Three Months Ended December 31, 2013						Three Months Ended December 31, 2012
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company

Property revenues:
Minimum rents	$414,870	$(3,463)	$97,500	$508,907	$5,426	$514,333	$409,922	$(3,468)	$84,242	$490,696	$10,646	$501,342
Tenant recoveries	184,610	(1,254)	40,709	224,065	—	224,065	176,077	(1,178)	35,118	210,017	—	210,017
Overage rents	28,659	(241)	8,369	36,787	—	36,787	35,413	(181)	6,596	41,828	—	41,828
Other revenue	35,006	(147)	5,122	39,981	—	39,981	26,045	(126)	5,563	31,482	—	31,482
Total property revenues	663,145	(5,105)	151,700	809,740	5,426	815,166	647,457	(4,953)	131,519	774,023	10,646	784,669
Property operating expenses:
Real estate taxes	64,212	(531)	12,792	76,473	(1,578)	74,895	52,957	(523)	11,683	64,117	(1,578)	62,539
Property maintenance costs	19,006	(128)	5,107	23,985	—	23,985	21,917	(147)	4,856	26,626	—	26,626
Marketing	8,155	(91)	2,782	10,846	—	10,846	11,662	(106)	2,755	14,311	—	14,311
Other property operating costs	84,952	(424)	20,129	104,657	(1,347)	103,310	88,506	(582)	18,064	105,988	(1,384)	104,604
Provision for doubtful accounts	571	7	(196)	382	—	382	1,373	48	508	1,929	—	1,929
Total property operating expenses	176,896	(1,167)	40,614	216,343	(2,925)	213,418	176,415	(1,310)	37,866	212,971	(2,962)	210,009
NOI	$486,249	$(3,938)	$111,086	$593,397	$8,351	$601,748	$471,042	$(3,643)	$93,653	$561,052	$13,608	$574,660
Management fees and other corporate revenues	18,218	—	—	18,218	—	18,218	16,303	—	—	16,303	—	16,303
Property management and other costs	(41,432)	172	(7,037)	(48,297)	(395)	(48,692)	(40,641)	156	(6,127)	(46,612)	(424)	(47,036)
General and administrative	(14,658)	—	(242)	(14,900)	—	(14,900)	(7,602)	—	20	(7,582)	—	(7,582)
EBITDA	$448,377	$(3,766)	$103,807	$548,418	$7,956	$556,374	$439,102	$(3,487)	$87,546	$523,161	$13,184	$536,345
Depreciation on non-income producing assets	(3,192)	—	—	(3,192)	—	(3,192)	(1,630)	—	—	(1,630)	—	(1,630)
Interest income	6,423	—	184	6,607	—	6,607	470	(1)	84	553	—	553
Preferred unit distributions	(2,280)	—	—	(2,280)	—	(2,280)	(2,310)	—	—	(2,310)	—	(2,310)
Preferred stock dividends	(3,984)	—	—	(3,984)	—	(3,984)	—	—	—	—	—	—
Interest expense:
Default interest	(680)	—	—	(680)	680	—	(1,157)	—	—	(1,157)	1,157	—
Mark-to-market adjustments on debt	(1,912)	(95)	363	(1,644)	1,644	—	(2,326)	(90)	218	(2,198)	2,198	—
Write-off of mark-to-market adjustments on extinguished debt	(275)	—	(3,924)	(4,199)	4,199	—	(287)	—	—	(287)	287	—
Interest on existing debt	(173,484)	1,111	(35,883)	(208,256)	—	(208,256)	(202,572)	1,137	(32,996)	(234,431)	—	(234,431)
Loss on foreign currency	(7,312)	—	—	(7,312)	7,312	—	—	—	—	—	—	—
Warrant liability adjustment	—	—	—	—	—	—	(89,153)	—	—	(89,153)	89,153	—
Loss on extinguishment of debt	—	—	—	—	—	—	(15,007)	—	—	(15,007)	15,007	—
Provision for income taxes	891	19	8	918	(1,499)	(581)	(3,538)	10	(122)	(3,650)	3,171	(479)
FFO from discontinued operations	1,544	—	1	1,545	430	1,975	52,838	—	7,461	60,299	(46,974)	13,325
	264,116	(2,731)	64,556	325,941	20,722	346,663	174,430	(2,431)	62,191	234,190	77,183	311,373
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	61,825	2,731	(64,556)	—	—	—	59,760	2,431	(62,191)	—	—	—
FFO	$325,941	$—	$—	$325,941	$20,722	$346,663	$234,190	$—	$—	$234,190	$77,183	$311,373

Company FFO per diluted share						$0.36						$0.31

PROPORTIONATE FINANCIAL STATEMENTS Company NOI, EBITDA and FFO For the Twelve Months Ended December 31, 2013 and 2012 (In thousands)

	Twelve Months Ended December 31, 2013						Twelve Months Ended December 31, 2012
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Proportionate	Adjustments	Company

Property revenues:
Minimum rents	$1,588,883	$(14,143)	$363,346	$1,938,086	$27,918	$1,966,004	$1,549,933	$(12,152)	$335,494	$1,873,275	$24,555	$1,897,830
Tenant recoveries	723,634	(4,841)	159,579	878,372	—	878,372	700,914	(4,505)	143,940	840,349	—	840,349
Overage rents	56,212	(486)	15,829	71,555	—	71,555	69,756	(392)	12,196	81,560	—	81,560
Other revenue	89,866	(440)	15,677	105,103	—	105,103	74,286	(372)	14,903	88,817	—	88,817
Total property revenues	2,458,595	(19,910)	554,431	2,993,116	27,918	3,021,034	2,394,889	(17,421)	506,533	2,884,001	24,555	2,908,556
Property operating expenses:
Real estate taxes	243,941	(2,126)	51,542	293,357	(6,312)	287,045	219,139	(2,063)	46,917	263,993	(6,312)	257,681
Property maintenance costs	71,334	(406)	17,107	88,035	—	88,035	76,139	(425)	17,084	92,798	—	92,798
Marketing	26,214	(263)	7,840	33,791	—	33,791	33,263	(318)	7,994	40,939	—	40,939
Other property operating costs	352,466	(2,066)	78,491	428,891	(10,121)	418,770	361,345	(2,218)	74,366	433,493	(5,668)	427,825
Provision for doubtful accounts	4,068	(29)	743	4,782	—	4,782	4,017	15	982	5,014	—	5,014
Total property operating expenses	698,023	(4,890)	155,723	848,856	(16,433)	832,423	693,903	(5,009)	147,343	836,237	(11,980)	824,257
NOI	$1,760,572	$(15,020)	$398,708	$2,144,260	$44,351	$2,188,611	$1,700,986	$(12,412)	$359,190	$2,047,764	$36,535	$2,084,299
Management fees and other corporate revenues	68,792	—	—	68,792	—	68,792	71,949	—	—	71,949	—	71,949
Property management and other costs	(164,777)	638	(25,959)	(190,098)	(1,698)	(191,796)	(159,600)	575	(23,660)	(182,685)	(1,696)	(184,381)
General and administrative	(49,237)	—	(991)	(50,228)	—	(50,228)	(39,120)	15	(754)	(39,859)	—	(39,859)
EBITDA	$1,615,350	$(14,382)	$371,758	$1,972,726	$42,653	$2,015,379	$1,574,215	$(11,822)	$334,776	$1,897,169	$34,839	$1,932,008
Depreciation on non-income producing assets	(12,232)	—	—	(12,232)	—	(12,232)	(8,240)	—	—	(8,240)	—	(8,240)
Interest income	7,699	(1)	533	8,231	—	8,231	2,374	(3)	285	2,656	—	2,656
Preferred unit distributions	(9,287)	—	—	(9,287)	—	(9,287)	(12,414)	—	—	(12,414)	3,098	(9,316)
Preferred stock dividends	(14,078)	—	—	(14,078)	—	(14,078)	—	—	—	—	—	—
Interest expense:
Default interest	(3,735)	—	—	(3,735)	3,735	—	(4,602)	—	(309)	(4,911)	4,911	—
Mark-to-market adjustments on debt	(12,834)	(373)	(590)	(13,797)	13,797	—	11,204	(365)	2,035	12,874	(12,874)	—
Write-off of mark-to-market adjustments on extinguished debt	5,696	—	(3,513)	2,183	(2,183)	—	33,069	1	—	33,070	(33,070)	—
Debt extinguishment expenses	—	—	—	—	—	—	(186)	—	(4)	(190)	190	—
Interest on existing debt	(725,687)	4,478	(138,944)	(860,153)	—	(860,153)	(834,035)	4,662	(137,819)	(967,192)	—	(967,192)
Loss on foreign currency	(7,312)	—	—	(7,312)	7,312	—	—	—	—	—	—	—
Warrant liability adjustment	(40,546)	—	—	(40,546)	40,546	—	(502,234)	—	—	(502,234)	502,234	—
Loss on extinguishment of debt	(36,479)	—	—	(36,479)	36,479	—	(15,007)	—	—	(15,007)	15,007	—
Provision for income taxes	(345)	72	(202)	(475)	(1,756)	(2,231)	(9,091)	58	(441)	(9,474)	7,372	(2,102)
FFO from discontinued operations	31,853	—	13,953	45,806	(23,764)	22,042	73,953	—	21,020	94,973	(51,071)	43,902
	798,063	(10,206)	242,995	1,030,852	116,819	1,147,671	309,006	(7,469)	219,543	521,080	470,636	991,716
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	232,789	10,206	(242,995)	—	—	—	212,074	7,469	(219,543)	—	—	—
FFO	$1,030,852	$—	$—	$1,030,852	$116,819	$1,147,671	$521,080	$—	$—	$521,080	$470,636	$991,716

Company FFO per diluted share						$1.16						$0.98

PROPORTIONATE FINANCIAL STATEMENTS Reconciliation of Non-GAAP to GAAP Financial Measures (In thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Reconciliation of Company NOI to GAAP Operating Income
Company NOI:	$601,748	$574,660	$2,188,611	$2,084,299
Adjustments for minimum rents, real estate taxes and other property operating costs	(8,351)	(13,608)	(44,351)	(36,535)
Proportionate NOI	593,397	561,052	2,144,260	2,047,764
Unconsolidated Properties	(111,086)	(93,653)	(398,708)	(359,190)
Consolidated Properties	482,311	467,399	1,745,552	1,688,574
Management fees and other corporate revenues	18,218	16,303	68,792	71,949
Property management and other costs	(41,432)	(40,641)	(164,777)	(159,600)
General and administrative	(14,658)	(7,602)	(49,237)	(39,120)
Provisions for impairment	(18,361)	—	(18,361)	(32,100)
Depreciation and amortization	(192,365)	(188,245)	(764,830)	(782,552)
Noncontrolling interest in operating income of Consolidated Properties and other	3,938	3,643	15,020	12,412
Operating income	$237,651	$250,857	$832,159	$759,563

Reconciliation of Company EBITDA to GAAP Net Income (Loss) Attributable to GGP
Company EBITDA	$556,374	$536,345	$2,015,379	$1,932,008
Adjustments for minimum rents, property operating expenses and property management and other costs	(7,956)	(13,184)	(42,653)	(34,839)
Proportionate EBITDA	548,418	523,161	1,972,726	1,897,169
Unconsolidated Properties	(103,807)	(87,546)	(371,758)	(334,776)
Consolidated Properties	444,611	435,615	1,600,968	1,562,393
Depreciation and amortization	(192,365)	(188,245)	(764,830)	(782,552)
Noncontrolling interest in NOI of Consolidated Properties	3,938	3,643	15,020	12,412
Interest income	6,423	470	7,699	2,374
Interest expense	(176,351)	(206,342)	(736,560)	(794,550)
Loss on foreign currency	(7,312)	—	(7,312)	—
Warrant liability adjustment	—	(89,153)	(40,546)	(502,234)
(Provision for) benefit from income taxes	891	(3,538)	(345)	(9,091)
Provision for impairment excluded from FFO	(18,361)	—	(18,361)	(32,100)
Equity in income of Unconsolidated Real Estate Affiliates	17,754	15,135	58,919	54,984
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	9,189	23,358	9,837	23,358
Discontinued operations	(7,084)	59,885	10,043	(9,477)
Gains from changes in control of investment properties	—	—	219,784	18,547
Loss on extinguishment of debt	—	(15,007)	(36,479)	(15,007)
Allocation to noncontrolling interests	(4,136)	(3,620)	(15,309)	(10,290)
Net income (loss) attributable to GGP	$77,197	$32,201	$302,528	$(481,233)

Reconciliation of Company FFO to GAAP Net Income (Loss) Attributable to GGP
Company FFO	$346,663	$311,373	$1,147,671	$991,716
Adjustments for minimum rents, property operating expenses and property management and other costs, market rate adjustments, debt extinguishment, income taxes and FFO from discontinued operations	(20,722)	(77,183)	(116,819)	(470,636)
Proportionate FFO	325,941	234,190	1,030,852	521,080
Depreciation and amortization of capitalized real estate costs	(235,990)	(230,116)	(930,704)	(932,704)
Gains from changes in control of investment properties	—	—	219,784	18,547
Preferred stock dividends	3,984	—	14,078	—
Gains on sales of investment properties	9,216	34,747	9,026	47,884
Noncontrolling interests in depreciation of Consolidated Properties	1,788	1,520	7,151	6,870
Provision for impairment excluded from FFO	(18,361)	—	(18,361)	(32,100)
Provision for impairment excluded from FFO of discontinued operations	(7,599)	—	(12,574)	(76,581)
Redeemable noncontrolling interests	(726)	(261)	(2,289)	3,492
Depreciation and amortization of discontinued operations	(1,056)	(7,879)	(14,435)	(37,721)
Net income (loss) attributable to GGP	$77,197	$32,201	$302,528	$(481,233)

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$111,086	$93,653	$398,708	$359,190
Net property management fees and costs	(7,037)	(6,127)	(25,959)	$(23,660)
General and administrative and provisions for impairment	(242)	20	(991)	(754)
EBITDA	103,807	87,546	371,758	334,776
Net interest expense	(39,260)	(32,694)	(142,514)	(135,812)
Provision for income taxes	8	(122)	(202)	(441)
FFO of discontinued Unconsolidated Properties	1	7,461	13,953	21,020
FFO of Unconsolidated Properties	64,556	62,191	242,995	219,543
Depreciation and amortization of capitalized real estate costs	(46,817)	(47,058)	(184,115)	(164,711)
Other, including gain on sales of investment properties	15	2	39	152
Equity in income of Unconsolidated Real Estate Affiliates	$17,754	$15,135	$58,919	$54,984